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(OMNI LOGO)                       NEWS RELEASE                      Nasdaq: OMNI

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                 4500 NE Evangeline Thwy o Carencro, LA 70520 o
                    Phone o 337-896-6664 o Fax 337-896-6655


FOR IMMEDIATE RELEASE                                                  NO. 05-01

FOR MORE INFORMATION CONTACT: G. Darcy Klug, Executive Vice President
PHONE: (337) 896-6664

                    OMNI FILES SUIT AGAINST DEBENTURE HOLDERS

   Suit Seeks Disgorgement of Profits Realized through Statutorily-Prohibited Short Swing Sales Company to Request NASD Investigation in Trading Activity

         CARENCRO, LA - JANUARY 25, 2005 - OMNI ENERGY SERVICES CORP. (NASDAQ
NM: OMNI) announced today it has filed suit in the United States District Court for the Western District of Louisiana against the holders of its 6.5% Subordinated Convertible Debentures (the "Debentures). The suit alleges claims against Provident Premier Master Fund, Ltd., Portside Growth and Opportunity Fund, Manchester Securities Corp., Elliott Management Corporation, Gemini Investment Strategies, L.L.C., Ramius Capital, L.L.C., and Gemini Master Fund, Ltd. (collectively the "Debenture Holders") arising under Section 16(b) of the Securities Exchange Act of 1934. The Company also announced today that it has been in discussions with and expects to formally request the National Association of Securities Dealers ("NASD") investigate the short-swing trading activity in its common stock by the Debenture Holders while beneficially owning more than 10% of OMNI's common stock (on an as converted basis). The Company believes the Debenture Holders engaged in short-swing trading of the Company's common stock in a scheme to deliberately manipulate the price of the Company's common stock. By "shorting" the Company's common stock and forcing a decline in the trading price, the Debenture Holders increased the number of common shares they are entitled to receive upon conversion of the Debentures for shares of common stock.

         Commenting on the litigation, James C. Eckert, OMNI's Chairman and Chief Executive Officer stated, "It is especially troublesome to see the adverse impact on our market capitalization caused by this alleged short-swing trading activity of the Debenture Holders. This trading activity appears to have unjustly pressured the stock price for the potential gain of the Debenture Holders. The Company's fundamentals remain strong. Seismic drilling activity is running at record levels. The Environmental division continues to post impressive results. The restructuring program to improve the margins reported by the Aviation division is continuing. We believe that the recent decline in the Company's stock price is unwarranted. Improper influences on our stock price caused by third parties will not be tolerated," concluded Eckert.

         Headquartered in Carencro, LA, OMNI Energy offers a broad range of integrated services to geophysical companies engaged in the acquisition of on-shore seismic data and through its aviation division, transportations services to oil and gas companies operating in the shallow, offshore waters of the Gulf of Mexico. The company provides its services through several business divisions: Seismic Drilling, Aviation (including helicopter support), Environmental, Permitting and Seismic Survey. OMNI's services play a significant role with geophysical companies who have operations in marsh, swamp, shallow water and the U.S. Gulf Coast also called transition zones and contiguous dry land areas also called highland zones.

         Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks associated with the outcome of these short swing trading allegations, OMNI's dependence on activity in the oil and gas industry, labor shortages, international expansion, dependence on significant customers, seasonality and weather risks, competition, technological evolution, the outcome of pending litigation, completion of acquisitions, and other risks detailed in the Company's filings with the Securities and Exchange Commission.